EXHIBIT 10.82
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                             AMENDMENT AND AGREEMENT

         THIS AMENDMENT AND AGREEMENT (this "Agreement"), dated November 30, 1999 by and between DynaGen, Inc., a Delaware corporation ("Borrower"), Finova Mezzanine Capital Inc. f/k/a Sirrom Capital Corporation, a Tennessee corporation ("Sirrom") and Argosy Investment Partners, L.P., a Pennsylvania limited partnership ("Argosy") (Sirrom and Argosy are sometimes referred to herein collectively as the "Investors").

                                   WITNESSETH:

         WHEREAS, pursuant to a Loan Agreement dated June 18, 1997 by and between Borrower and the Investors (the "Loan Agreement"), the Investors have made loans to Borrower in the original principal amount of $3,000,000 (the "Loan");

         WHEREAS, the Loan is evidenced by a Secured Promissory Note dated as of June 18, 1997 in the principal amount of $2,000,000, made and executed by Borrower, payable to the order of Sirrom (herein referred to, together with any extensions, modifications, renewals and/or replacements thereof, as the "Sirrom Note") and a Secured Promissory Note dated as of June 18, 1997 in the principal amount of $1,000,000, made and executed by Borrower, payable to the order of Argosy (herein referred to, together with any extensions, modifications, renewals and/or replacements thereof, as the "Argosy Note") (the Sirrom Note and the Argosy Note are sometimes referred to herein collectively as the "Notes");

         WHEREAS, the parties desire to make certain agreements relating to the Loan and the Notes, as well as other agreements, as hereinafter set forth:

         NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Borrower agrees as follows:

         1. Acquisition of Series L Preferred Stock. Sirrom hereby elects to surrender and cancel $500,000 in principal amount of the Sirrom Note, and Argosy hereby elects to surrender and cancel $250,000 in principal amount of the Argosy Note, in exchange for shares of Series I Preferred Stock, $0.01 par value per share, of the Company ("Series L Preferred Stock"). In consideration thereof, the Company hereby agrees to issue to Sirrom 6,667 shares of Series L Preferred Stock and 3,333 shares of Series L Preferred Stock to Argosy. Each of Sirrom and Argosy hereby tenders to the Company the portion of its Note to be canceled in payment of the purchase price for the Series L Preferred Stock. The portion of the Note surrendered and the debt evidenced thereby shall be canceled on the books of the Company as of the date hereof.
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         In connection with its acquisition of shares of Series L Preferred
Stock, each Investor represents and warrants to the Company that it is acquiring the Series L Preferred Stock for its own account for investment only and not with a present view towards the public sale or distribution thereof and must bear the risk of the investment indefinitely, that it is an "accredited investor" as defined under the Securities Act, that it has reviewed all of the Company's periodic and other filings with the Securities and Exchange Commission including, without limitation, under the heading "Certain Factors That May Affect Future Results" in such filings, that it has been given the opportunity to ask questions of the Company, that it understands that the investment in Series L Preferred Stock involves a HIGH DEGREE OF RISK and that the Company's independent auditors have included an explanatory paragraph in their opinion on the Company's financial statements expressing substantial doubt about the Company's ability to continue as a going concern.

         The certificates for the Series L Preferred Stock and any shares of Common Stock issued upon conversion thereof may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless the Company is provided with reasonable assurances that the securities were sold pursuant to Rule 144 under said Act.

         2. Conversion of Remainder of Notes. The Loan Agreement and the Notes are hereby amended in all necessary respects to provide as follows:

         The Holder of a Note shall be entitled, at its option, subject to the following provisions of this Section, to convert all or a portion of the principal and accrued interest on the Note into shares of common stock of the Company, $0.01 par value per share ("Common Stock") at any time until the Maturity Date, at a conversion price for each share of Common Stock (the "Conversion Rate") equal to the Current Market Price (as defined below).

         For purposes of this Agreement, the following terms have the meanings indicated below:

             (i) "Market Price of the Common Stock" means the closing bid price of the Common Stock for the period indicated in the relevant provision, as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market.

             (ii) "Current Market Price" means the average Market Price of the Common Stock for the three (3) trading days ending on the trading day immediately before the relevant Conversion Date (as defined below).

         To convert all or part of the Notes, the holder shall surrender the Note to be converted to the Company accompanied or preceded by facsimile or other delivery to the Company of written notice ("Notice of Conversion") executed by the holder evidencing the holder's irrevocable election to convert the Note or a specified portion thereof as specified in the notice and accompanied, if required by the Company, by proper assignment thereof in blank. Interest accrued or accruing under the Note from the date hereof to the Conversion Date shall, at the option of the Company, be paid upon conversion in cash or Common Stock at the Conversion Rate applicable to such conversion (this sentence applies only to interest accrued over a partial interest period ending on a Conversion Date and does not render any other ordinary interest payments as being payable in stock). No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which the Notice of Conversion is received by the Company shall be the "Conversion Date," provided that the Holder shall deliver to the Company the original Note being converted
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within five (5) business days thereafter (and if not so delivered with such time, the Conversion Date shall be the date on which the later of the Notice of Conversion and the original Debentures being converted is received by the Company). Facsimile delivery of the Notice of Conversion shall be accepted by the Company at facsimile number (781) 890-0118, Attn: Dhananjay Wadekar. The Company shall deliver certificates representing Common Stock issuable upon conversion ("Conversion Shares") not later than three (3) business days from the Conversion Date.

         Each Investor agrees not to convert any part of the Notes or sell any Conversion Shares before January 1, 2001. Each Investor agrees, beginning January 1, 2001, not to sell in any calendar quarter, more than the number of Conversion Shares as are issued upon conversion of $250,000 of principal amount of the Investor's Note. This restriction will be in addition to any restrictions on resale or transfer of the shares of Common Stock issuable upon conversion of the Note as may be imposed by law.

         3. Events of Default Under Note. The Company agrees that any of the following will constitute a covenant default under Section 5.1 of the Loan Agreement, provided that no such event will constitute a default unless and until the affected Investor notifies the Company of its election to treat such event as an event of default and the Company does not cure such default within thirty (30) days after receiving such notice:

         (a) An Investor is unable to sell shares of common stock upon conversion of the Series L Preferred Stock in an amount equal to the Investor's "Maximum Conversion Value," as defined in the terms of the Series L Preferred Stock, solely because of the Company's failure to obtain effectiveness of the registration statement referred to in paragraph 5.

         (b) An Investor exercises the put feature of the Stock Purchase Warrants dated June 18, 1997, and the Company fails to pay the amount due on exercise of the put option within sixty (60) days of the due date.

         In the case of a default under (a) or (b) above, or upon the occurrence of any other Event of Default under the Loan Agreement (it being acknowledged that a defaulted payment shall be considered an Event of Default for this purpose even though the Investors may be prohibited from making demand for monetary payment thereof pursuant to an agreement with the Company's senior secured creditor) then the Investor with respect to whom the Company has defaulted will have the right to convert the remaining portion of the Investor's
Note into shares of Common Stock in accordance with the terms of the Note, and will have the right sell such shares of Common Stock in any amount in and any manner allowed by law, notwithstanding any provision of Section 2 above or of any other agreement between the Investor and the Company. An Investor wishing to exercise this right on account of a default other than for the nonpayment of money shall give the Company at least ten (10) days prior written notice of the Investor's intention to convert; provided, that the Company shall be entitled to cure such defaults within such ten (10) day period, and if the Company does cure the default the Investor shall not be entitled to exercise the right of conversion with respect to such default. This special notice, if applicable, must be given after the event or condition causing the default has become an "Event of Default" under the Loan Agreement (i.e., after all notice and cure requirements of the Loan Agreement have been satisfied).

         4. Issuance of Warrant. The Company hereby agrees to issue to Sirrom a warrant substantially in the form of Exhibit A hereto to purchase 266,667 shares of Common Stock at a purchase price per share equal to the Market Price of the Common Stock as of the date hereof. The Company hereby agrees to issue to Argosy a warrant substantially in the form of Exhibit A to purchase 133,333 shares of Common Stock at a purchase price per share equal to the Market Price of the Common Stock as of the date hereof.

         5. Registration. The Company shall prepare and file with the SEC at its own a registration statement on form S-3 or Form SB-2 (a "Registration Statement") registering for resale by the Investors a sufficient number of shares of Common Stock for the Investors to sell (a) shares of Common Stock issuable upon conversion of Series L Preferred Stock and (b) shares of Common Stock issuable upon exercise of the common stock purchase warrants issued to Sirrom and Argosy dated August 31, 1999. The Company will use its reasonable best efforts to cause such Registration Statement to be declared effective no later than February 28, 2000 and to keep the registration statement in effect for a sufficient time to allow the Investors to sell shares of Common Stock yielding proceeds equal to each Investor's "Maximum Conversion Value" as defined in the Certificate of Designations, Preferences and Rights of Series L Preferred Stock. In the event of a default under Section 3(a) or 3(b) above, or
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upon the occurrence of any other Event of Default under the Loan Agreement, at the request of an Investor that has established its right to convert shares of Common Stock under Section 3 above the Company shall prepare and file a Registration Statement registering for resale by the Investor shares of Common Stock issued or issuable to the Investor upon conversion of the Notes, and shall use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable thereafter.

         If at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies the Investors in writing of the existence of a "Potential Material Event," (as hereinafter defined) the Investors shall not offer or sell any securities under the Registration Statement or engage in any other transaction utilizing, involving or relating to the Registration Statement, from the time of the giving of notice with respect to a Potential Material Event until such Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event. A "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information.

         Each Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, including furnishing to the Company such information regarding itself, the registrable securities held by it, and its intended method of disposition of the registrable securities held by it.

         6. Intercreditor Agreement; Pledge of Superior Stock. In connection with this Amendment and Agreement, each Investor is simultaneously entering into that certain Intercreditor Agreement dated as of even date herewith by and among the Investors and BankBoston, N.A. (the "Bank"), pursuant to which, among other things, each Investor at the Bank's request is subordinating its right, title and interest in that certain pledge of the shares of stock of Superior Pharmaceutical Company and tenders such shares of stock herewith to the Company for delivery to the Bank, whose possession thereof shall perfect the senior security interest of the Bank and the junior security interest of the Company. The Company shall instruct the Bank to return the pledged certificate(s) to Sirrom as agent for the Investors if the Bank wishes to release its security interest in such shares due to its having received payment in full or otherwise.

         7. Loan Agreement. As amended hereby, the Loan Agreement and each of the Notes shall remain in effect hereafter. Each Investor hereby, by executing and delivering this Amendment and Agreement, confirms that (i) it has voluntarily refrained from exercising its remedies in connection with any past obligations under the Loan, the Loan Agreement or the applicable Note from June 18, 1997 to the date hereof, (ii) it is not aware of any default thereunder that has not been cured, other than (i) certain payments being past due for October and November of 1999, which payments the Company agrees to pay, and the Investors agree to accept, within five (5) days of the date hereof with no resulting acceleration, assessment of default rate or other penalty or consequence, and (ii) certain financial reports being past due, which the Investors agree to accept on or before December 10, 1999 with no resulting acceleration, assessment of default rate or other penalty or consequence. The Company acknowledges and agrees that the Investors' past voluntary forbearance does not evidence or create any obligation on their part to similarly forbear upon the occurrence of any future Event of Default. Capitalized terms used but not defined herein shall have the meanings given them in the Loan Agreement.

         8. Additional Agreements. The Company agrees (i) to pay the fees and expenses of counsel to Investors in an amount not exceeding $30,000 within five
(5) days of receipt of an invoice therefor generally summarizing the basis for the charges, and (ii) to cause to be delivered to Sirrom as Agent for the Investors within five (5) business days following the date hereof an opinion letter of the Company's counsel in customary form relating to this Agreement and the transactions contemplated hereby. The Company further agrees to deliver to the Investors, concurrently with delivery to BankBoston, N.A., all financial reports and information required under
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Sections 10.5, 10.6 and 10.7 of the Loan and Security Agreement of this date (or of approximately this date) between BankBoston, N.A. and the Company, as such requirements may be amended from time to time.